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                                                                   EXHIBIT 4

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our report dated May 4, 1999 on the financial statements and financial highlights of American Diversified Global Value Fund. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement on Form N-14 of Orbitex Group of Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus/Proxy.

                                        /s/ TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
July 7, 1999